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              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the reference to our firm under the captions "Financial Statements", "Financial Highlights" and "Independent Auditors" in Post-Effective Amendment No. 19 under the Securities Act of 1933 and Post-Effective Amendment No. 20 under the Investment Company Act of 1940 to the Registration Statement (Form N-1A, File No. 33-50208) and related Prospectus and Statement of Additional Information of Pacific Global Fund, Inc. dba Pacific Advisors Fund Inc., and to the incorporation by reference therein of our report dated January 24, 2003, with respect to the financial statements of Pacific Global Fund, Inc. dba Pacific Advisors Fund Inc. included in its Annual Report for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                                            /s/  Ernst & Young, LLP
                                               ---------------------

Los Angeles, California
April 23, 2003